Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-03787, 333-03789, 333-64961, 333-96161, 333-42494, 333-69720, 333-100702, 333-101160, 333-110140, 333-121720, and 333-125714) of Southwestern Energy Company of our report dated  July 11, 2006 relating to the financial statements of Southwestern Energy Company 401(k) Savings Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

Tulsa, Oklahoma

July 11, 2006